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     THIS AGREEMENT made the 2nd day of November, 1998


B E T W E E N:

          RAYMOND L. LOEWEN,
          a businessman residing in Burnaby, British Columbia, (hereinafter referred to as "LOEWEN"),

                                                              OF THE FIRST PART,

                                       - and -

          3546373 CANADA INC. ,
          (formerly Loewen Financial Inc.),
          a company existing under the laws of Canada, (hereinafter referred to as "LFI")

                                                             OF THE SECOND PART,

                                       - and -

          LOEWEN FINANCIAL LIMITED PARTNERSHIP,
          a limited partnership existing under the laws of the Province of Alberta acting through its General
          Partner, 3546373 CANADA INC.
          (hereinafter referred to as "LFLP")

                                                              OF THE THIRD PART,

                                       - and -

          LOEWEN LIMITED PARTNERSHIP,
          a limited partnership existing under the laws of the Province of British Columbia acting through its General Partner, RAYMOND L. LOEWEN,
          (hereinafter referred to as "LLP")

                                                             OF THE FOURTH PART,

                                       - and -

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                                        - 2 -


          CANADIAN IMPERIAL BANK OF COMMERCE,
          a Canadian chartered bank, acting through its CIBC Capital Partners Division,
          (hereinafter referred to in such capacity as the "CIBCCP"),

                                                              OF THE FIFTH PART.


          WHEREAS Loewen and CIBCCP are parties to a Second Amended and Restated Credit Agreement made as of November 2, 1998 (the "Loan Agreement");

          AND WHEREAS prior to the execution and delivery of this Agreement:

          (i) LLP transferred to Loewen all of the right, title and interest of LLP to 239,200 common shares (the "Common Shares") in the capital of The Loewen Group Inc., the certificates for which are set forth in Part I of Schedule A hereto (the "LLP Transfer");

          (ii) thereafter, LFI transferred to Loewen all of the right, title and interest to 5,107,600 Common Shares, the certificates for which are set forth in Part II of Schedule A hereto (the "LFI Transfer"); and

          (iii) thereafter, LFLP transferred to LFI all of the right, title and interest of LFLP to 3,879,325 Common Shares, the certificates for which are set forth in Part III of Schedule A hereto and thereafter, LFI transferred to Loewen all of LFI's right, title and interest to such Common Shares (such transfers referred to collectively as the "LFLP Transfer") (the LLP Transfer, the LFI Transfer and the LFLP Transfer being collectively referred to as the "Affiliate Transfers").

          AND WHEREAS Loewen wishes to sell, and CIBCCP wishes to purchase, an aggregate of 10,062,125 Common Shares (collectively, the "Purchased Shares") on the terms and subject to the conditions set forth herein;

          AND WHEREAS the Purchased Shares, details of which are set forth in Schedule A hereto, are currently held by CIBCCP pursuant to the Continuing Loan Documents;

          NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

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                                        - 3 -

                                      ARTICLE I
                                    INTERPRETATION

1.1  DEFINITIONS.   In this Agreement, unless something in the subject matter or context is inconsistent therewith:

"ADDITIONAL CONSIDERATION" shall be calculated on the Sale Date (or if there is more than one on the last Sale Date) and means the lesser of:

          (i)       the amount, if any, by which (A) the Sale Price shall exceed
                    (B) the Initial Consideration together with an amount equal to interest that would accrue on the Initial Consideration at the rate of 5.27% per annum calculated from and including the date hereof to but excluding the Sale Date and compounded quarterly; and

          (ii) the aggregate amount of the Obligations on that date (including accrued and unpaid interest), less the amount then credited to the Cash Security Account;

"AFFILIATE TRANSFERS" has the meaning ascribed thereto in the recitals to this Agreement;

"COMMON SHARES" has the meaning ascribed thereto in the recitals to this Agreement;

"CURRENT OBLIGATIONS" means the amount of US$144,949,603, such amount being the aggregate amount of the Obligations outstanding as at the date hereof before giving effect to this Agreement consisting of (i) US$144,303,715 (such amount being the principal amount of the indebtedness of Loewen under the Loan Agreement) and (ii) US$645,888 (such amount being equal to the accrued but unpaid interest under the Loan Agreement to the date hereof);

"INITIAL CONSIDERATION" has the meaning ascribed thereto in Section 2.1(b)(i);

"LOAN AGREEMENT" has the meaning ascribed thereto in the recitals to this Agreement;

"LOEWEN AFFILIATES" means, collectively, LFI, LFLP and LLP;

"LOEWEN PARTIES" means, collectively, Loewen and the Loewen Affiliates;

"PURCHASED SHARES" has the meaning ascribed thereto in the recitals to this Agreement;

"RELATED PARTY" means a person not dealing at arm's length with CIBCCP for the purposes of the INCOME TAX ACT (Canada);

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                                        - 4 -

"SALE DATE" means the date, if any, on which a Sale of the Purchased Shares shall be completed;

"SALE PRICE" means the aggregate amount or value of consideration received by CIBCCP (or a Related Person as provided in Section 1.5) for the Purchased Shares as a result of the Sale of the Purchased Shares net of all fees, expenses and commissions paid or incurred by CIBCCP or such Related Person in connection therewith; and

"SALE OF THE PURCHASED SHARES" means a bona fide sale or sales of the Purchased Shares made by CIBCCP (or a Related Person as provided in Section 1.5) subsequent to the date hereof and on or prior to November 1, 2000 to a person or persons other than a Related Person;

1.2 OTHER DEFINITIONS. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

1.3 SECTIONS AND HEADINGS. The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.4 NUMBER. Words importing the singular number only shall include the plural and VICE VERSA, words importing the masculine gender shall include the feminine and neuter genders and VICE VERSA and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and VICE VERSA.

1.5 TRANSFERS TO RELATED PERSONS. For the purposes of this Agreement, a sale or other transfer of any of the Purchased Shares by CIBCCP to a Related Person or by a Related Person to another Related Person shall be deemed not to be a Sale of the Purchased Shares; provided that any sale of Purchased Shares by any such Related Person to a person which is not a Related Person completed on or prior to November 2, 2000 shall be deemed to be a Sale of the Purchased Shares by CIBCCP for the purposes of the calculation of the Additional Consideration;

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                                        - 5 -

                                      ARTICLE II
                              SALE OF PURCHASED SHARES

2.1  PURCHASE AND SALE OF PURCHASED SHARES.

     (a) Subject to the terms and conditions hereof, Loewen hereby sells, assigns and transfers to CIBCCP, and CIBCCP hereby purchases from Loewen, all of the Purchased Shares.

     (b) The aggregate purchase price (the "Purchase Price") for the Purchased Shares shall be the aggregate of:

          (i) US$91,188,008 (the "Initial Consideration") which shall be paid and satisfied as provided in Section 2.2; and

          (ii) the Additional Consideration, if any, which shall be paid and satisfied as provided in Section 2.3.

2.2  PAYMENT OF INITIAL CONSIDERATION.

          The Initial Consideration shall be paid and satisfied contemporaneously with the execution and delivery of this Agreement as follows:

     (a) as to US$86,606,996 by applying thereto an equal amount of the Obligations and, it is hereby agreed that by reason of such application the Obligations are reduced by the amount so applied; and

     (b)  as to US$4,581,012 by crediting such amount to the Cash Security
          Account.

2.3 PAYMENT OF ADDITIONAL CONSIDERATION. The Additional Consideration, if any, shall only be payable on the Sale Date (or if there is more than one on the last Sale Date) if a Sale of the Purchased Shares occurs on or prior to November 1, 2000 and shall be satisfied by CIBCCP applying thereto an equal amount of the Obligations then outstanding such that the aggregate amount of the Obligations shall be reduced by the amount of the Additional Consideration.

2.4 DELIVERY OF PURCHASED SHARES. It is hereby agreed that the Purchased Shares shall be deemed to be delivered to CIBCCP as the buyer thereof contemporaneously with the execution and delivery of this Agreement free and clear of all Liens (including the Lien of the Security Documents).

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                                        - 6 -

                                     ARTICLE III
                            REPRESENTATIONS AND DELIVERIES

3.1 REPRESENTATIONS OF LOEWEN PARTIES. Each Loewen Party, jointly and severally, represents and warrants as follows to CIBCCP and acknowledges and confirms that CIBCCP is relying upon such representations and warranties:

     (a) AUTHORIZATION. This Agreement and the Affiliate Transfers have been duly authorized (in the case of each Loewen Affiliate in relation to the Agreement), executed and delivered by each Loewen Party and constitutes the legal, valid and binding obligation of each Loewen Party enforceable against such Loewen Party in accordance with its terms.

     (b) CONFLICT WITH CONSTATING DOCUMENTS AND AGREEMENTS. Neither the execution and delivery by a Loewen Party of this Agreement nor the consummation by any such Loewen Party of any of the transactions contemplated hereby nor the compliance by any such Loewen Party with the terms, conditions and provisions hereof nor the consummation by any Loewen Party of the Affiliate Transfers, conflicts with or results in a breach of any of the terms, conditions or provisions of:

          (i) in the case of a Loewen Affiliate, the partnership agreement or constating documents or by-laws of any such Loewen Affiliate;

          (ii) any agreement, instrument or arrangement to which any such Loewen Party is now a party or by which it, or its properties are, or may be, bound, or constitutes a default thereunder;

          (iii) any judgment or order, writ, injunction, decree or ruling of any Official Body; or

          (iv)   any applicable law.

     (c) NO OTHER AUTHORIZATION NECESSARY. No action of, or filing with, any Official Body is or was required to authorize, or is or was otherwise required in connection with, the Affiliate Transfers or the execution, delivery and performance by any Loewen Party of this Agreement or the completion of any transaction contemplated thereby.

     (d) STATUS AND POWER. LFI is a company duly continued and validly subsisting under the CANADA BUSINESS CORPORATIONS ACT; LLP is a limited partnership duly constituted and organized and validly subsisting under the laws of the Province of British Columbia; LFLP is a limited partnership duly constituted, organized and validly subsisting under the laws of the Province of Alberta; each Loewen Affiliate has adequate and sufficient power and authority to execute, deliver and perform its obligations under this Agreement and to undertake any transaction contemplated thereby (including the Affiliate Transfers).

     (e) PURCHASED SHARES. The Purchased Shares are beneficially owned by Loewen and Loewen has good and marketable title thereto, free and clear of all Liens other than Liens created by the Security Documents.

     (f) CONTROL. The Loewen Parties, together with the Associates of the Loewen Parties and any other Person with whom the Loewen Parties or their Associates are acting jointly or in concert or who is part of a group established for the purpose of holding, disposing, acquiring or voting of any securities of the Corporation (or securities convertible into or exchangeable or exercisable for securities of the Corporation) do not own more than 20% of the issued and outstanding Voting Securities of the Corporation.

     (g) NO MATERIAL FACTS. None of the Loewen Parties has knowledge of any material fact or material change (as such terms are defined under applicable Canadian securities laws) relating to the Corporation or the Purchased Shares that has not been generally disclosed.

3.2 NATURE OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set out in Section 3.1 shall survive the execution and delivery of this Agreement and CIBCCP shall be deemed to have relied on the making of such representations and warranties.

3.3 DELIVERIES. Contemporaneously with the execution and delivery of this Agreement, the Loewen Parties shall deliver to CIBCCP the following, in form and terms reasonably satisfactory to CIBCCP:

     (a) copies of all agreements, documents and corporate and partnership proceedings, authorizing the implementation by any of the Loewen Parties, or otherwise relating to, the Affiliate Transfers and this Agreement; and

     (b) a legal opinion or legal opinions as to the due authorization, execution and delivery of this Agreement by the Loewen Parties and as to the legality, validity, binding nature and enforceability of this Agreement against each of the Loewen Parties.

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                                        - 8 -

                                      ARTICLE IV
                                       GENERAL

4.1 COSTS AND EXPENSES. The Loewen Parties agree that CIBCCP may deduct from the amount held in the Cash Security Account an amount equal to all reasonable costs and expenses incurred by the CIBCCP in connection with negotiation, preparation, execution, delivery and administration of this Agreement including, without limitation, the fees and out-of-pocket expenses of counsel to CIBCCP.

4.2 INDEMNIFICATION BY THE LOEWEN PARTIES. Each Loewen Party, jointly and severally, shall indemnify CIBCCP from and against all losses, liabilities, damages, penalties, costs and expenses (excluding consequential damages and loss of profits) ("Losses"), imposed on or incurred or suffered by CIBCCP or any of its directors, officers, employees or agents as a consequence of or relating to or arising out of any inaccuracy or breach by any Loewen Party of its representations and warranties or any of its covenants contained herein, including Losses arising under any applicable securities laws or stock exchange rules, or in relation to any investigation or proceeding thereunder, as a result of CIBCCP's reliance upon any such representations, warranties or covenants in connection with any disposition of any Purchased Shares.

4.3 SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and shall continue in full force and effect without limitation in time.

4.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

4.5 COURTS. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the Province of Ontario or British Columbia which courts the parties hereto acknowledge irrevocably to be a convenient forum for the resolution of any such legal action or proceeding. Each Loewen Party hereby accepts, for himself or itself and in respect of his or its assets and revenues, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.

4.6 FURTHER ASSURANCES. Each Loewen Party, at its expense, will promptly execute and deliver, to CIBCCP, upon request, all such other and further documents, agreements, certificates and instruments in compliance with, or accomplishment of the covenants, and agreements of the Loewen Parties under this Agreement or more fully to state the obligations of the Loewen Parties as set out therein or to make any recording, file any notice or obtain any consents, all as may be necessary or appropriate in connection therewith.

4.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original and all of which counterparts taken together shall constitute a single agreement.

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                                        - 9 -

4.8 ASSIGNMENTS AND TRANSFER. This Agreement shall be binding upon and enure to the benefit of Loewen and his heirs, representatives and executors and on each Loewen Affiliate and its successors. This Agreement shall be binding upon and enure to the benefit of CIBCCP and its successors and assigns. No Loewen Party shall have the right to assign its rights or obligations hereunder. CIBCCP may from time to time may assign all of or any undivided portion of its rights and obligations under this Agreement to any Person on such terms and conditions as CIBCCP shall approve in its sole discretion.


          IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on November 2, 1998.

SIGNED, SEALED AND            )
DELIVERED in the              )
presence of:                  )    -----------------------------------
                              )    Raymond L. Loewen
                              )

                                   3546373 CANADA INC.


                                   by
                                      -------------------------------------
                                      Raymond L. Loewen
                                      President

                                   3546373 CANADA INC. in its capacity as
                                   general partner of and on behalf of LOEWEN
                                   FINANCIAL LIMITED PARTNERSHIP


                                   by
                                      -------------------------------------
                                      Raymond L. Loewen
                                      President


                                   RAYMOND L. LOEWEN, in his capacity as general partner of and on behalf of LOEWEN LIMITED PARTNERSHIP


                                      --------------------------------

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                                        - 10 -

                                   CANADIAN IMPERIAL BANK OF COMMERCE (acting through CIBC CAPITAL PARTNERS DIVISION)

                                   By:
                                      ------------------------------------------

                                      ------------------------------------------